Exhibit 23.1


                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Incentive Plan of Insignia Financial Group, Inc. for the registration of 583,334 shares of Class A Common Stock of our report dated February 14, 1997, with respect to the consolidated financial statements and schedules of Insignia Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission and incorporated by reference into Form S-8, Registration Statement No. 33-55278, Form S-8, Registration Statement No. 33-82414, and Form S-8, Registration Statement No. 333-10685.



Greenville, South Carolina                       ERNST & YOUNG LLP
August 12, 1997